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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 1999, except as to Note 18, which is as of June 2, 1999, relating to the financial statements of FLIR Systems, Inc., which appear in such Registration Statement. We also consent to the use of our report dated April 15, 1999 relating to the financial statement schedule, which appears in this Registration Statement on Form S-1. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
December 20, 1999